                    [LETTERHEAD OF SOUTHWALL TECHNOLOGIES]

                                                                   EXHIBIT 10.86

October 29, 1996

Mr. Alfred V. Larrenaga
50 Hudson Street
Redwood City, CA 94062


Dear Al:

The purpose of this letter is to modify and amend the agreement between you and Southwall Technologies dated July 29, 1996. Changes to the existing agreement, which are primarily dates, are shown below, with deletions shown in "strikeout," and additions shown in bold type:

1. You agree that the only payments and benefits that you are entitled to receive from the Company in the future are those specified in this letter.

2. Your resignation from the position of Senior Vice President and CFO with Southwall Technologies will be effective [*September 30, 1996] October 31, 1996. Between now and [*September 30] October 31, your responsibilities would be as follows, reporting to the CEO: (1) Adequately train and prepare Ray Christie to become Vice President, Finance and CFO, effective [*October 1, 1996] November 1, 1996. As part of this training, you would introduce Ray to key investors, analysts, bankers, attorneys, etc., and (2) Work with the CEO as a team for the purposes of developing acquisition or merger opportunities for the Company, with final negotiations for such a transaction to be conducted by a committee including members of the Board and yourself.

     After [*September 30, 1996] October 31, 1996 and through [*October 31, 1996] November 30, 1996, you would serve in the capacity of Senior Vice President, [*Special Projects] Corporate Development, continuing to work with the CEO for the purposes of developing acquisition or merger opportunities for the Company, or other related projects.

     It is expected that you will continue to carry out your responsibilities to the best of your abilities and in a professional manner. If you do not do so, under the terms of "at will" employment, the Company reserves the right to terminate all or part of this agreement as it deems appropriate.

3. Until [*October 31, 1996] November 30, 1996, your compensation would continue at its current level, including base salary, auto allowance and other current benefits. Your accrued but unused vacation pay would be paid to you on [*October 31, 1996] November 27, 1996, less applicable taxes and withholdings.


[* ]="STRIKEOUT"

Mr. A. Larrenaga
October 29, 1996
page 2


4. On [*October 31, 1996] November 30, 1996, you will cease to be a full-time employee and you will no longer be required to report to work on a full-time basis, however, you would be a part-time employee of the Company for a period of six months. During that period [*October 1, 1996] November 1, 1996, through [*April 30, 1997] May 31, 1997, your salary would continue at its current level, including automobile allowance, excluding vacation accruals, and would be paid less applicable withholdings. During that period, you would continue to report to the CEO, and would remain available on an as-needed basis to perform certain duties and respond to various requests for advice or information. You and the CEO will discuss and review such requirements on a monthly basis. It is not expected that this would require more than an average of approximately two hours per week from you. As of no later than [*April 30, 1997] May 31, 1997, your employment will be terminated, and you will have no right to employment with the Company.

5. As of [*October 31, 1996] November 30, 1996, you would no longer be eligible for participation in Southwall's benefits programs, and your group insurance coverage would otherwise be terminated. However, if you elect and are eligible to continue your coverage under the provisions of COBRA, Southwall will pay for your coverage through COBRA through [*April 30, 1997] May 31, 1997. After [*April 30, 1997] May 31, 1997, you may then continue this coverage at your own expense through the remainder of the COBRA period, which would be 18 months after [*October 31, 1996] November 30, 1996. At the end of the COBRA period, you may apply for conversion to an individual policy through Prudential; such policies are not subject to medical eligibility or screening. If you have not obtained other employment which offers group medical insurance benefits before the end of the COBRA period, and if you are not eligible for coverage under another group insurance policy, Southwall agrees to reimburse you for individual medical insurance premium payments for up to six months, either through Prudential or another carrier of your choice. The maximum amount reimbursable would be the Prudential rate. If you became eligible for coverage under another plan during the six month period, Southwall would discontinue reimbursement for the remainder of the period.

6. If the Company has received a letter of intent from a prospective buyer by [*October 31, 1996] November 30, 1996, you would be entitled to any benefits that would become payable to you under the Severance Agreement for executives, as described in the Company's Proxy Statement, subject to such limitations as set forth in that severance agreement (i.e., that total compensation received, including acceleration of stock options cannot exceed 2.99 times the average of the last five years W-2 earnings).

7. Management will recommend to the Board of Directors that, in exchange for your continuing goodwill and friendship to the Company, that you remain in "service provider" status for the purposes of stock option status of stock options currently held by you. Therefore, any stock options which are currently held by you would be allowed to continue in force through their existing terms without modification, i.e., all options would continue to vest and be exercisable according to the current schedule and would be unaffected by your change in employment status.


     [* ]= "STRIKEOUT"

Mr. A. Larrenaga
October 29, 1996
page 3

8. In consideration for receiving the payments and benefits described above, you waive and release and promise never to assert any claims or causes of action whether or not now known, against Southwall or its predecessors, successors, subsidiaries, officers, directors, agents, employees and assign, with respect to any matter arising out of or connected with your employment with the Company or the termination of that employment, including without limitation, claims of wrongful discharge, emotional distress, defamation, breach of contract, breach of the covenant of good faith and fair dealing, and claims of discrimination based on sex, age, race, national origin, or on any other basis, under title VII of the Civil Rights Act of 1964, as amended, the California Fair Employment and Housing Act, the Age Discrimination in Employment Act of 1967, and all other laws and regulations relating to employment.

9.  You expressly waive and release any and all rights and benefits under
    Section 1542 of the Civil Code of the State of California, or any analogous law of any other state, which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor."

10. At all times in the future, you will remain bound by Southwall's Proprietary Information and Invention Agreement signed by you upon your employment with the Company. As you know, the purpose of the Proprietary Information and Invention Agreement is to protect confidential and proprietary information, and is not intended to interfere with your future employment opportunities.

11. You agree that you will not disclose to others the terms of this agreement, except that you may disclose such information to your family and to your attorney and accountant in order for such individuals to render services to you.

12. You agree that except as expressly provided in this letter, this letter renders null and void any and all prior agreements between you and the Company.

13. You have up to twenty-one (21) days after receipt of this letter within which to review it, and to discuss it with an attorney of your own choosing regarding whether or not you wish to execute it. Furthermore, you have seven
    (7) days after you have signed this letter during which time you may revoke this agreement.

    If you wish to revoke this agreement, you may do so by delivering a letter of revocation to me. Because of this revocation period, you understand that the agreement set forth in this letter shall not become effective or enforceable until the eighth day after the date you sign this letter.

Mr. A. Larrenaga
October 29, 1996
Page 4

Please indicate your agreement with the above terms, including the modifications to the terms of our July 29, 1996 agreement, by signing below.

Sincerely,


/s/ J. Larry Smart
J. Larry Smart
Chairman


My agreement with the above terms is signified by my signature below. Furthermore, I acknowledge that I have read and understand the foregoing letter and that I sign this release of all claims voluntarily, with full appreciation that I am forever foreclosed from pursuing any of the rights I have waived.

Signed: /s/ Alfred V. Larrenaga                   Dated: 11/5, 1996
        -----------------------                          -----
            Alfred V. Larrenaga

[LETTERHEAD OF                   Corporate Office
SOUTHWALL                        -----------------------------------------------
TECHNOLOGIES]                    1029 Corporation Way   Palo Alto, CA 94303
                                 Tel: 415 962-9111  Fax: 415 967-8713




July 29, 1996

Mr. Alfred V. Larrenaga
50 Hudson Street
Redwood City, CA 94062


Dear Al:

After consideration of your proposed agreement dated July 15, 1996, regarding your separation from employment with the Company as a result of your decision to resign from employment, this letter represents our best and final proposal for an agreement between you and Southwall Technologies:

1. You agree that the only payments and benefits that you are entitled to receive from the Company in the future are those specified in this letter.

2. Your resignation from the position of Senior Vice President and CFO with Southwall Technologies will be effective September 30, 1996. Between now and September 30, your responsibilities would be as follows, reporting to the CEO: (1) Adequately train and prepare Ray Christie to become Vice President, Finance and CFO, effective October 1, 1996. As part of this training, you would introduce Ray to key investors, analysts, bankers, attorneys, etc., and (2) Work with the CEO as a team for the purposes of developing acquisition or merger opportunities for the Company, with final negotiations for such a transaction to be conducted by a committee including members of the Board and yourself.

      After September 30, 1996 and through October 31, 1996, you would serve in the capacity of Senior Vice President, Special Projects, continuing to work with the CEO for the purposes of developing acquisition or merger opportunities for the Company, or other related projects.

      It is expected that you will continue to carry out your responsibilities to the best of your abilities and in a professional manner. If you do not do so, under the terms of "at will" employment, the Company reserves the right to terminate all or part of this agreement as it deems appropriate.

3. Until October 31, 1996, your compensation would continue at its current level, including base salary, auto allowance and other current benefits. Your accrued but unused vacation pay would be paid to you on October 31, 1996, less applicable taxes and withholdings.


Corporate Headquarters
1029 Corporation Way   Palo Alto, CA 94303
Tel: 415 962-9111       Fax: 415 967-8713

Mr. A. Larrenaga
June 29, 1996
page 2

4. On October 31, 1996, you will cease to be a full-time employee and you will no longer be required to report to work on a full-time basis, however, you would be a part-time employee of the Company for a period of six months. During that period from October 1, 1996, through April 30, 1997, your salary would continue at its current level, including automobile allowance, excluding vacation accruals, and would be paid less applicable withholdings. During that period, you would continue to report to the CEO, and would remain available on an as-needed basis to perform certain duties and respond to various requests for advice or information. You and the CEO will discuss and review such requirements on a monthly basis. It is not expected that this would require more than an average of approximately two hours per week from you. As of no later than April 30, 1997, your employment will be terminated, and you will have no right to employment with the Company.

5. As of October 31, 1996, you would no longer be eligible for participation in Southwall's benefits programs, and your group insurance coverage would otherwise be terminated. However, if you elect and are eligible to continue your coverage under the provisions of COBRA, Southwall will pay for your coverage through COBRA through April 30, 1997. After April 30, 1997, you may then continue this coverage at your own expense through the remainder of the COBRA period, which would be 18 months after October 31, 1996. At the end of the COBRA period, you may apply for conversion to an individual policy through Prudential; such policies are not subject to medical eligibility or screening. If you have not obtained other employment which offers group medical insurance benefits before the end of the COBRA period, and if you are not eligible for coverage under another group insurance policy, Southwall agrees to reimburse you for individual medical insurance premium payments for up to six months, either through Prudential or another carrier of your choice. The maximum amount reimbursable would be the Prudential rate. If you became eligible for coverage under another plan during the six month period, Southwall would discontinue reimbursement for the remainder of the period.

6. If the Company has received a letter of intent from a prospective buyer by October 31, 1996, you would be entitled to any benefits that would become payable to you under the Severance Agreement for executives, as described in the Company's Proxy Statement, subject to such limitations as set forth in that severance agreement (i.e., that total compensation received, including acceleration of stock options cannot exceed 2.99 times the average of the last five years W-2 earnings).

7. Management will recommend to the Board of Directors that, in exchange for your continuing goodwill and friendship to the Company, that you remain in "service provider" status for the purposes of stock option status of stock options currently held by you. Therefore, any stock options which are currently held by you would be allowed to continue in force through their existing terms without modification, i.e., all options would continue to vest and be exercisable according to the current schedule and would be unaffected by your change in employment status.

Mr. A. Larrenaga
June 29, 1996
page 3


8. In consideration for receiving the payments and benefits described above, you waive and release and promise never to assert any claims or causes of action whether or not now known, against Southwall or its predecessors, successors, subsidiaries, officers, directors, agents, employees and assign, with respect to any matter arising out of or connected with your employment with the Company or the termination of that employment, including without limitation, claims of wrongful discharge, emotional distress, defamation, breach of contract, breach of the covenant of good faith and fair dealing, and claims of discrimination based on sex, age, race, national origin, or on any other basis, under title VII of the Civil Rights Act of 1964, as amended, the California Fair Employment and Housing Act, the Age Discrimination in Employment Act of 1967, and all other laws and regulations relating to employment.

9.   You expressly waive and release any and all rights and benefits under
     Section 1542 of the Civil Code of the State of California, or any analogous law of any other state, which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor."

10. At all times in the future, you will remain bound by Southwall's Proprietary Information and Invention Agreement signed by you upon your employment with the Company. As you know, the purpose of the Proprietary Information and Invention Agreement is to protect confidential and proprietary information, and is not intended to interfere with your future employment opportunities.

11. You agree that you will not disclose to others the terms of this agreement, except that you may disclose such information to your family and to your attorney and accountant in order for such individuals to render services to you.

12. You agree that except as expressly provided in this letter, this letter renders null and void any and all prior agreements between you and the Company.

13. You have up to twenty-one (21) days after receipt of this letter within which to review it, and to discuss it with an attorney of your own choosing regarding whether or not you wish to execute it. Furthermore, you have seven (7) days after you have signed this letter during which time you may revoke this agreement.

     If you wish to revoke this agreement, you may do so by delivering a letter of revocation to me. Because of this revocation period, you understand that the agreement set forth in this letter shall not become effective or enforceable until the eighth day after the date you sign this letter.

Mr. A. Larrenaga
June 29, 1996
Page 4

Please indicate your agreement with the above terms by signing below.

Sincerely,

Southwall Technologies

/s/Martin M. Schwartz

Martin M. Schwartz
President &
Chief Executive Officer




My agreement with the above terms is signified by my signature below. Furthermore, I acknowledge that I have read and understand the foregoing letter and that I sign this release of all claims voluntarily, with full appreciation that I am forever foreclosed from pursuing any of the rights I have waived.




Signed:  /s/ Alfred V. Larrenaga    Dated:  July 31, 1996.
       -------------------------          -----------
          Alfred V. Larrenaga